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                                                                   EXHIBIT 99(b)

                         LEGG MASON TAX-FREE INCOME FUND

                         A Massachusetts Business Trust


                           AMENDED AND RESTATED BYLAWS


                                 August 8, 2002

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                                TABLE OF CONTENTS

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                                                                                  PAGE
                                                                                  ----
ARTICLE I
NAME OF TRUST, LOCATION OF OFFICES AND SEAL                                          1
  Section 1.01.  Principal Offices                                                   1
  Section 1.02.  Seal                                                                1

ARTICLE II
SHAREHOLDERS                                                                         1
  Section 2.01.  Annual Meetings                                                     1
  Section 2.02.  Special Meetings                                                    1
  Section 2.03.  Place of Meetings                                                   2
  Section 2.04.  Notice of Meetings                                                  2
  Section 2.05.  Voting--In General                                                  2
  Section 2.06.  Shareholders Entitled to Vote                                       2
  Section 2.07.  Voting--Proxies                                                     3
  Section 2.08.  Quorum                                                              3
  Section 2.09.  Adjournment                                                         3
  Section 2.10.  Share Ledger and List of Shareholders                               4
  Section 2.11.  Action Without Meeting                                              4
  Section 2.12.  Organization                                                        4

ARTICLE III
BOARD OF TRUSTEES                                                                    5
  Section 3.01.  Number and Term of Office                                           5
  Section 3.02.  Election of Trustees                                                5
  Section 3.03.  Removal of Trustees                                                 5
  Section 3.04.  Vacancies and Newly Created Trusteeships                            5
  Section 3.05.  General Powers                                                      6
  Section 3.06.  Regular Meetings                                                    6
  Section 3.07.  Special Meetings                                                    6
  Section 3.08.  Notice                                                              6
  Section 3.09.  Waiver of Notice                                                    7
  Section 3.10.  Quorum and Voting                                                   7
  Section 3.11.  Compensation                                                        7
  Section 3.12.  Action Without a Meeting                                            7
  Section 3.13.  Chairman of the Board                                               7
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ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES                                             7
  Section 4.01.  How Constituted                                                     7
  Section 4.02.  Powers of the Executive Committee                                   8
  Section 4.03.  Proceedings, Quorum.and Manner of Acting                            8
  Section 4.04.  Other Committees                                                    8
  Section 4.05.  Emergency                                                           8

ARTICLE V
OFFICERS                                                                             9
  Section 5.01.  General                                                             9
  Section 5.02.  Election, Term of Office and Qualifications                         9
  Section 5.03.  Resignation                                                         9
  Section 5.04.  Removal                                                             9
  Section 5.05.  Vacancies and Newly Created Offices                                 9
  Section 5.06.  President                                                           9
  Section 5.07.  Vice President                                                     10
  Section 5.08.  Treasurer and Assistant Treasurers                                 10
  Section 5.09.  Secretary and Assistant Secretaries                                10
  Section 5.10.  Subordinate Officers                                               11
  Section 5.11.  Remuneration                                                       11
  Section 5.12   Surety Bonds                                                       11

ARTICLE VI
CUSTODY OF SECURITIES                                                               11
  Section 6.01.  Employment of a Custodian                                          11
  Section 6.02.  Other Arrangements                                                 11

ARTICLE VII
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES                                      12
  Section 7.01.  General                                                            12
  Section 7.02.  Checks, Notes, Drafts, Etc.                                        12
  Section 7.03.  Voting of Securities                                               12

ARTICLE VIII
SHARES OF BENEFICIAL INTEREST                                                       12
  Section 8.01.  Beneficial Interest                                                12
  Section 8.02.  Certificates of Shares of Beneficial Interest                      12
  Section 8.03.  Transfer of Shares of Beneficial Interest                          12
  Section 8.04.  Transfer Agents and Registrars                                     13
  Section 8.05.  Transfer Regulations                                               13
  Section 8.06.  Fixing of Record Date                                              13

ARTICLE IX
FISCAL YEAR, ACCOUNTANT                                                             13
  Section 9.01.  Fiscal Year                                                        13
  Section 9.02.  Accountant                                                         13
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
ARTICLE X
INDEMNIFICATION AND INSURANCE                                                       14
  Section 10.01. Indemnification of Officers, Trustees, Employees and Agents        14
  Section 10.02. Insurance of Officers, Trustees, Employees and Agents              15
  Section 10.03. Non-Exclusivity                                                    15

ARTICLE XI
AMENDMENTS                                                                          15
  Section 11.01. General                                                            15
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                         LEGG MASON TAX-FREE INCOME FUND

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                   NAME OF TRUST, LOCATION OF OFFICES AND SEAL

     Section 1.01. PRINCIPAL OFFICES: The principal office of Legg Mason Tax-Free Income Fund (the "Trust") shall be located in Baltimore, Maryland. The Trust may establish and maintain such other offices and places of business as the Board of Trustees may, from time to time, determine. Except as provided in
Section 2.10, the Board of Trustees may keep the books of the Trust at any office of the Trust or at any other place as it may from time to time determine.

     Section 1.02. SEAL: The seal of the Trust shall be determined by the Board of Trustees and shall bear the name of the Trust, the year of its organization, and the word "Massachusetts." Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same. If the Trust is required to place its seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Trust.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 2.01. ANNUAL MEETINGS: The Trust is not required to hold an annual meeting of its shareholders in any year in which the election of Trustees is not required to be acted upon by the Investment Company Act of 1940, as amended ("1940 Act").

     Section 2.02. SPECIAL MEETINGS: Special meetings of the shareholders may be called at any time by the Chairman of the Board, the president, any vice president, or a majority of the Board of Trustees. Special meetings of the shareholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than a majority of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such shareholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months.

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     Section 2.03. PLACE OF MEETINGS: All shareholders' meetings shall be held at the principal office of the Trust, except that the Board of Trustees may fix a different place of meeting, which shall be specified in each notice or waiver of notice of the meeting.

     Section 2.04. NOTICE OF MEETINGS: The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or as otherwise required by law, the purpose or purposes for which the meeting is called, to be delivered to shareholders in any way permitted by law, not less than fifteen nor more than ninety days before the date of the meeting, to each shareholder entitled to vote at such meeting, at his or her address as it appears on the records of the Trust at the time of such delivery. Notice of any shareholders' meeting need not be given to any shareholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

     Section 2.05. VOTING - IN GENERAL: At every shareholders' meeting each shareholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of beneficial interest of the Trust validly issued and outstanding and held by such shareholder, except that no shares held by the Trust shall be entitled to a vote. No matter shall require a vote of the Trust's shareholders, except as otherwise specifically provided in the Declaration of Trust of the Trust or these Bylaws or as required by provisions of the 1940 Act or other applicable law. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the Chairman of the meeting.

     At any meeting at which there is an election of Trustees, the chairman of the meeting may, and upon the request of the holders of ten percent of the shares of beneficial interest entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.

     Section 2.06. SHAREHOLDERS ENTITLED TO VOTE: If, pursuant to Section 8.06 hereof, a record date has been fixed for the determination of shareholders entitled to notice of or to vote at any shareholders' meeting, each shareholder of the Trust shall be entitled to vote, in person or by proxy, each share of beneficial interest and fraction of a share of beneficial interest of the appropriate series of shares ("Series") or class of shares ("Class") of the Trust standing in his or her name on the books of the Trust on such record date and outstanding at the time of the meeting. If no record date has been fixed by the Board of Trustees for the determination of shareholders entitled to notice of or to vote at a meeting, the record date for the meeting of shareholders shall be the close of business (generally, 4:00 PM Eastern time on any day) on the later of (a) the day on which notice of the meeting is transmitted or (b) the thirtieth day before the meeting.

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     Section 2.07. VOTING - PROXIES: Subject to the provisions of the
Declaration of Trust of the Trust, shareholders entitled to vote may vote either in person or by proxy; provided the shareholder or his or her duly authorized attorney has either (1) signed and dated a written instrument authorizing such proxy to act, or (2) authorized the proxy to act by any other means allowed by law and authorized by the Board of Trustees. The Board of Trustees may approve by resolution an alternative to execution of a written instrument authorizing the proxy to act, which may include transmitting, or authorizing the transmission of, a telegram, cablegram, or datagram, or the use of other alternative means, including telephonic, computerized, or electronic transmissions, as permitted by law, to a person authorized to act as proxy or to proxy soliciting services, proxy support services, or any other person authorized by the person who will act as proxy to receive the transmission. No proxy shall be voted after eleven months from its date unless it provides for a longer period. Each proxy shall be dated, but need not be sealed, witnessed or acknowledged.

Proxies shall be delivered to an inspector of election or, if no inspector has been appointed, then to the secretary of the Trust, or person acting as secretary of the meeting, before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 2.08. QUORUM: Except as otherwise provided in the Declaration of Trust of the Trust, the presence at any shareholders' meeting, in person or by proxy, of shareholders entitled to cast one-third of all the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, except that where the holders of shares of any Series or Class are entitled to vote separately ("Separate Series or Class") or where the holders of two or more (but not all) Series or Classes are required to vote as a single Series or Class ("Combined Series or Class"), the presence in person or by proxy of the holders of one-third of the shares entitled to be cast at the meeting of that Separate Series or Class or Combined Series or Class, as the case may be, shall constitute a quorum for such vote.

     Section 2.09. ADJOURNMENT: In the absence of a quorum or upon motion by the Chairman of the meeting, the holders or proxies of a majority of the shares present at the meeting in person or by proxy and entitled to vote thereat, or, if no shareholder entitled to vote is present thereat in person or by proxy, the Chairman of the meeting, may adjourn the meeting without determining the date of the new meeting or from time to time, without further notice, to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. If a quorum with respect to a Separate Series or Class or a Combined Series or Class, as the case may be, shall not be present or represented at any meeting of shareholders, the shareholders of such Separate Series or Class or such Combined Series or Class, as the case may be, may adjourn the meeting in accordance with the voting requirements set forth above. In addition, notwithstanding the presence of a quorum with respect to the Trust, a Separate Series or Class or a Combined Series or Class, if the Chairman of the meeting moves that a longer solicitation period is appropriate for items of business relating to the Trust, a Separate Series or Class or a Combined Series or Class, nothing herein shall be construed to prevent those present at a shareholders meeting at which a quorum is present from voting to adjourn to a later date to allow for the solicitation of additional votes.

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     Section 2.10. SHARE LEDGER AND LIST OF SHAREHOLDERS: It shall be the duty of the secretary or assistant secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a shareholder of record of the Trust for at least the six months next preceding such request, and who own in the aggregate five percent or more of the outstanding shares of beneficial interest of the Trust, may, in person or by agent, upon written request, inspect and copy during usual business hours the Trust's beneficial interest ledger at its principal office; and may submit (if the Trust at the time of the request does not maintain a duplicate ledger at its principal office) a written request to any officer of the Trust or its resident agent in Maryland for a list of the shareholders of the Trust. Within twenty days after such a request, there shall be prepared and filed at the Trust's principal office a list containing the names and addresses of all shareholders of the Trust and the number of shares of each Series and Class held by each shareholder, certified as correct by an officer of the Trust, by its transfer agent or by its registrar.

     Section 2.11. ACTION WITHOUT MEETING: Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

     Section 2.12. ORGANIZATION: At every meeting of shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following present shall conduct the meeting in the order stated: the president, a vice president, or, in the absence of the Chairman of the Board and such officers, a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the secretary, or in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Chairman, shall act as secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the Chairman of the meeting. The Chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the Chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on any such matter, their duly authorized proxies or other such persons as the Chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) recessing or adjourning the meeting to a later date, time and place announced by the Chairman of the meeting. Unless otherwise determined by the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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                                   ARTICLE III
                                BOARD OF TRUSTEES

     Section 3.01. NUMBER AND TERM OF OFFICE: The Board of Trustees shall consist of nine Trustees, which number may be increased or decreased by a resolution of a majority of the entire Board of Trustees; provided that the number of Trustees shall not be less than three nor more than twenty; and further provided that if there is no shares of beneficial interest outstanding the number of Trustees may be less than three but not less than one, and if there are shares of beneficial interest outstanding and so long as there are less than three shareholders, the number of Trustees may be less than three but not less than the number of shareholders. Any resolution of the Board of Trustees regarding the number or term of the Trustees may not affect the tenure of office of any current Trustee. Each Trustee (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

     Section 3.02. ELECTION OF TRUSTEES: Except as otherwise provided in
Section 3.03 and 3.04 hereof, the Trustees shall be elected by the shareholders on a date fixed by the Board of Trustees. A plurality of all the votes validly cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a Trustee.

     Section 3.03. REMOVAL OF TRUSTEES: At any shareholders' meeting duly called, provided a quorum is present, any Trustee may be removed (either with or without cause) by the affirmative vote of a majority of all the votes entitled to be cast for the election of Trustees, and at the same meeting a duly qualified person may be elected in his or her stead by a plurality of the votes validity cast.

     Section 3.04. VACANCIES AND NEWLY CREATED TRUSTEESHIPS: If any vacancies shall occur in the Board of Trustees by reason of death, resignation, removal or otherwise, or if the authorized number of Trustees shall be increased, the Trustees then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the Trustees then in office, although less than a quorum, except that a newly created Trusteeship may be filled only by a majority vote of the entire Board of Trustees, provided that in either case, immediately after filling such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the shareholders of the Trust. In the event that at any time, other than the time preceding the first shareholders' meeting, less than a majority of the Trustees of the Trust holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within 150 days (unless the Securities and Exchange Commission ("SEC") shall by rule or order extend such period) for the purpose of electing Trustees to fill any existing vacancies in the Board of Trustees.

                                        5
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     Section 3.05. GENERAL POWERS:

     (a) The property, affairs and business of the Trust shall be managed by or under the direction of the Board of Trustees, which may exercise all the powers of the Trust except those powers vested solely in the shareholders of the Trust by statute, by the Declaration of Trust of the Trust, or by these Bylaws.

     (b) All acts done by any meeting of the Trustees or by any person acting as a Trustee, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Trustee or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Trustee or such other person, as the case may be, had been duly elected and were or was qualified to be Trustees or a Trustee of the Trust.

     Section 3.06. REGULAR MEETINGS: The Board of Trustees from time to time may provide by resolution for the holding of regular meetings for transacting proper business and fix their time and place. Except as otherwise provided under the 1940 Act, members of the Board of Trustees or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

     Section 3.07. SPECIAL MEETINGS: Special meetings of the Board of Trustees shall be held whenever called by the Chairman of the Board, the president (or, in the absence or disability of the president, by any vice president), the treasurer, or two or more Trustees, at the time and place specified in the respective notices or waivers of notice of such meetings.

     Section 3.08. NOTICE:

     (a) Except as otherwise provided under the 1940 Act, notice of such regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided for notice of special meetings, to each Trustee not present at the meeting at which such change was made.

     (b) Except as otherwise provided, notice of any special meeting shall be given by the secretary to the Trustees, by transmitting to them via mail, courier service, telephone, facsimile, e-mail or other electronic means, a notification of such meeting at least 24 hours before the meeting.

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     Section 3.09. WAIVER OF NOTICE: No notice of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     Section 3.10. QUORUM AND VOTING: At all meetings of the Board of Trustees the presence of one-third or more of the number of Trustees then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two Trustees (unless the Trust, at the time, has only one Trustee, in which case that one will constitute a quorum). In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration of Trust of the Trust or by these Bylaws.

     Section 3.11. COMPENSATION: Each Trustee may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the Board of Trustees.

     Section 3.12. ACTION WITHOUT A MEETING: Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the records of the meetings of the Board.

     Section 3.13. CHAIRMAN OF THE BOARD: The Board of Trustees, at its annual meeting, shall elect from among the Trustees a Chairman of the Board, who shall serve at the pleasure of the Board of Trustees. If the Board of Trustees does not elect a Chairman at any annual meeting, it may do so at any subsequent regular or special meeting. The Chairman of the Board shall hold office until the next annual meeting of the Board of Trustees and until his or her successor shall have been chosen and qualified. If the office of Chairman of the Board shall become vacant for any reason, the Board of Trustees may fill such vacancy at any regular or special meeting. The Chairman of the Board shall preside at all shareholders' meetings and at all meetings of the Board of Trustees and shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Trustees. The Chairman of the Board shall not be considered an officer of the Trust by reason of holding said position.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 4.01. HOW CONSTITUTED: By resolution adopted by the Board of Trustees, the Board may designate an executive committee, consisting of not less than three nor more than five Trustees. The Board may also designate additional committees consisting of at least two Trustees. Each member of a committee shall be a Trustee and shall hold office at the pleasure of the Board. The Chairman of the Board, if any, and the president shall be members of the executive committee.

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     Section 4.02. POWERS OF THE EXECUTIVE COMMITTEE: Unless otherwise provided by resolution of the Board of Trustees, when the Board of Trustees is not in session the executive committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust that may lawfully be exercised by the full Board of Trustees, except the power to declare a dividend, to authorize the issuance of shares of beneficial interest, to recommend to shareholders any matter requiring shareholders' approval, to amend the Bylaws, or to approve any merger or share exchange which does not require shareholder approval.

     Section 4.03. PROCEEDINGS, QUORUM AND MANNER OF ACTING: In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Trustees. In the absence of such rules, the proceedings, quorum and manner of acting of a committee shall be governed by the rules applicable to the full Board of Trustees. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 4.04. OTHER COMMITTEES: The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power which may lawfully be exercised only by the Board of Trustees or another committee thereof.

     Section 4.05. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Trust by its Trustees and officers as contemplated by the Declaration of Trust of the Trust and these Bylaws, any two or more available members of the then-incumbent executive committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Trust in accordance with the provisions of this Article. In the event of the unavailability, at such time, of a minimum of two members of the then-incumbent executive committee, the available Trustees shall elect an executive committee comprised of any two members of the Board of Trustees, whether or not they be officers of the Trust, which two members shall constitute the executive committee for the full conduct and management of the affairs of the Trust in accordance with the provisions of Section 4.02.

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                                    ARTICLE V
                                    OFFICERS

     Section 5.01. GENERAL: The officers of the Trust shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 hereof.

     Section 5.02. ELECTION, TERM OF OFFICE AND QUALIFICATIONS: The officers of the Trust (except those appointed pursuant to Section 5.10 hereof) shall be elected by the Board of Trustees at a regular or special meeting of the Board of Trustees. Except as provided in Sections 5.03, 5.04 and 5.05 hereof, each officer chosen by the Board of Trustees shall hold office at the pleasure of the Board until his or her successor shall have been chosen and qualified. Any person may hold one or more offices of the Trust except that the president may not hold the office of vice president, and provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer. No officer need be a Trustee.

     Section 5.03. RESIGNATION: Any officer may resign his or her office at any time by delivering a written resignation to the Board of Trustees, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04. REMOVAL: Any officer may be removed from office by the Board of Trustees by the vote of a majority of the Board of Trustees given at a regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.

     Section 5.05. VACANCIES AND NEWLY CREATED OFFICES: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Trustees at any regular or special meeting or, in the case of any office created pursuant to Section 5.10 hereof, by any officer upon whom such power shall have been conferred by the Board of Trustees.

     Section 5.06. PRESIDENT: The president shall be the chief executive officer of the Trust and, in the absence of the Chairman of the Board, shall preside at all shareholders' meetings and at all meetings of the Board of Trustees. Subject to the supervision of the Board of Trustees, he or she shall have general charge of the business, affairs and property of the Trust and general supervision over its officers, employees and agents. Subject to the provisions of Section 7.01 and except as the Board of Trustees may otherwise order, he or she may sign in the name and on behalf of the Trust all deeds, bonds, contracts or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Trustees.

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     Section 5.07. VICE PRESIDENT: The Board of Trustees may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Trustees or the president. At the request or in the absence or disability of the president, the vice president may perform all of the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     Section 5.08. TREASURER AND ASSISTANT TREASURERS: The treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust that may come into his or her hands to such bank or trust company as the Board of Trustees shall employ as custodian. He or she shall prepare annually a full and correct statement of the affairs of the Trust, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the Trust's principal office within 120 days after the end of the fiscal year. The treasurer shall furnish such other reports regarding the business and condition of the Trust as the Board of Trustees may from time to time require and perform such duties additional to the foregoing as the Board of Trustees may from time to time designate.

     Any assistant treasurer may perform such duties of the treasurer as the treasurer or the Board of Trustees may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

     Section 5.09. SECRETARY AND ASSISTANT SECRETARIES: The secretary shall attend to the giving and serving of all notices of the Trust and shall act as secretary at, and record all proceedings of, the meetings of the shareholders and Trustees in the books to be kept for that purpose. He or she shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, including the beneficial interest books and such other books and papers as the Board of Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustees. At every meeting of the shareholders, he or she shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions affecting the qualification of voters, the validity of proxies and the acceptance or rejection of votes, except that the chairman may assign such duties to inspectors of election pursuant to Section 2.05 hereof. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Trustees.

     Any assistant secretary may perform such duties of the secretary as the secretary or the Board of Trustees may assign and, in the absence of the secretary, may perform all the duties of the secretary.

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     Section 5.10. SUBORDINATE OFFICERS: The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint and remove any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 5.11. REMUNERATION: The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5 hereof.

     Section 5.12. SURETY BONDS: The Board of Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the SEC) to the Trust in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

                                   ARTICLE VI
                              CUSTODY OF SECURITIES

     Section 6.01. EMPLOYMENT OF CUSTODIAN: The Trust shall place and maintain its securities and similar investments in the custody of one or more custodians meeting the requirements of the 1940 Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the SEC may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Trust, including the designation of the particular Series or Class to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders of the SEC, the Trust or any custodian, with the consent of the Trust, may deposit all or any part of the securities owned by the Trust in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical entry of such securities. The Trust shall at all times employ a bank or trust company organized under the laws of the U.S. or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these Bylaws.

     Section 6.02. OTHER ARRANGEMENTS: The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

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                                   ARTICLE VII
                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

     Section 7.01. GENERAL: Subject to the provisions of Sections 5.06, 7.02, and 8.04 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     Section 7.02. CHECKS, NOTES, DRAFTS, ETC.: So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or such nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Trustees.

     Section 7.03. VOTING OF SECURITIES: Unless otherwise ordered by the Board of Trustees, the president or any vice president shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII
                          SHARES OF BENEFICIAL INTEREST

     Section 8.01. BENEFICIAL INTEREST: The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable shares without par value, each of which shall represent an equal proportionate interest in its particular Series or Class thereof with each other share of that Series or Class thereof. No share shall have priority or preference over another share.

     Section 8.02. CERTIFICATES FOR SHARES OF BENEFICIAL INTEREST: Certificates for shares of beneficial interest shall not be issued.

     Section 8.03. TRANSFER OF SHARES OF BENEFICIAL INTEREST:

     (a) Transfers of shares of any Series or Class of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Trust) as prescribed by the Board of Trustees.

     (b) The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the law of the Commonwealth of Massachusetts.

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     Section 8.04. TRANSFER AGENTS AND REGISTRARS: The Board of Trustees may,
from time to time, appoint or remove transfer agents or registrars of shares of any Series or Class of the Trust.

     Section 8.05. TRANSFER REGULATIONS: Except as provided in the Declaration of Trust of the Trust, the shares of any Series of the Trust may be freely transferred, subject to the charging of customary transfer fees, and the Board of Trustees may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of any Series or Class of the Trust.

     Section 8.06. FIXING OF RECORD DATE: The Board of Trustees may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares of beneficial interest, or for the purpose of any other lawful action; provided that such record date shall be a date not more than ninety nor less than fifteen days prior to the date on which the particular action requiring such determination of shareholders of record will be taken, except as otherwise provided by law.

                                   ARTICLE IX
                             FISCAL YEAR, ACCOUNTANT

     Section 9.01. FISCAL YEAR: The fiscal year of the Trust shall, unless otherwise ordered by the Board of Trustees, be twelve calendar months ending on the 31st day of March in each year.

     Section 9.02. ACCOUNTANT:

     (a) The Trust shall employ an independent accountant or firm of independent accountants as its accountant to examine the account of the Trust and to sign and certify financial statements filed by the Trust. The accountant's certificates and reports shall be addressed both to the Board of Trustees and to the shareholders.

     (b) A majority of the Independent Trustees of the Trust shall select the accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Trust or before the annual shareholders' meeting (if any) in that year. The engagement of the Trust's accountant may be terminated at any time by a vote of the majority of the Trust's outstanding securities. If a meeting of shareholders shall reject such selection or terminate said engagement, the accountant shall be selected by majority vote of the Trust's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for that purpose.

     (c) Nothing in this Article IX shall be deemed to prohibit the Trust from employing different independent accountants or firms of independent accountants for different Series of the Trust.

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                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

     Section 10.01. INDEMNIFICATION OF OFFICERS, TRUSTEES, EMPLOYEES AND
AGENTS: The Trust shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding'), by reason of the fact that he or she is or was a Trustee, officer or employee of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Trust's Trustees, officers, and employees.

     (a) Whether or not there is an adjudication of liability in such Proceeding, the Trust shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or reckless disregard of his or her duties ("disabling conduct").

     (b)  The Trust shall not indemnify any such person unless:

          (1)  the court or other body before which the proceeding was brought
               (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the Trustees of the Trust who are not Independent Trustees or parties to the Proceeding, or (b) if a majority of a quorum of Trustees described above so directs, or if such quorum is not obtainable, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

     (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Trust in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

          (1) such person shall provide adequate security for his or her undertaking;

          (2) the Trust shall be insured against losses arising by reason of such advance; or

          (3) a majority of a quorum of the Trustees of the Trust who are not Independent Trustees or parties to the proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

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     Section 10.02. INSURANCE OF OFFICERS, TRUSTEES, EMPLOYEES AND AGENTS: The
Trust may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position.

     Section 10.03. NON-EXCLUSIVITY: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Declaration of Trust of the Trust, these Bylaws, any agreement, vote of shareholders or Trustees, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                   ARTICLE XI
                                   AMENDMENTS

     Section 11.01. GENERAL: These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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